UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2023

Apollo Realty Income Solutions, Inc

(Exact name of Registrant as Specified in Its Charter)

Maryland	333-264456	87-2557571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Apollo Global Management, Inc. 9 West 57th Street, 42nd Floor New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 515-3200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 16, 2023, Apollo Realty Income Solutions, Inc. (the “Company”) reconvened its 2023 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders: (i) elected the seven directors named below to serve on the Company’s board of directors until the Company’s 2024 annual meeting of stockholders and until their respective successors are duly elected and qualify; and (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2023 fiscal year. The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on August 10, 2023. The final results for the votes regarding each proposal are set forth below.

(i)
The voting results with respect to the election of each director were as follows:

Name	Votes For	Votes Against	Votes Abstained
Randy Anderson	6,436,735	21,073	350,447
Lisa Coca	6,065,058	404,670	338,527
Gary Meltzer	6,440,481	21,073	346,701
Philip Mintz	6,435,493	21,073	351,689
Stuart Rothstein	6,440,481	21,073	346,701
Michael Swell	6,417,834	48,713	341,708
Roberta Sydney	6,429,964	45,961	332,330

(ii)
The voting results with respect to the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 were as follows:

Votes For	Votes Against	Votes Abstained
6,503,105	43,388	261,762

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Realty Income Solutions, Inc.

Date: November 21, 2023	By:	/s/ John Calace
Name: John Calace
Title: Chief Financial Officer, Treasurer and Secretary